SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant |X|

Filed by a party other than the registrant |_|

Check the appropriate box:
|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 ARCTIC CAT INC.
                (Name of Registrant as Specified in Its Charter)

                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:
|_|  Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                                 ARCTIC CAT INC.

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD AUGUST 5, 1999

                               ------------------

     Notice is hereby given that the Annual Meeting of Shareholders of Arctic Cat Inc. (the "Company") will be held at 601 Brooks Avenue South, Thief River Falls, Minnesota 56701, on Thursday, August 5, 1999 at 4:00 p.m. for the following purposes:

     1. To elect three directors to serve a three-year term and one director to serve a two-year term.

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on June 21, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting. Since it is important that your shares be represented at the meeting, whether or not you personally plan to attend, you are requested to sign, date and return your proxy card promptly in the enclosed envelope. If you are a record holder, you may also submit your proxy by telephone or through the Internet by following the instructions on the proxy card. If you own shares in "street name" (i.e., through a broker), you should follow the instructions provided by the broker. Returning your signed proxy or submitting your proxy by telephone or through the Internet will not prevent you from voting in person at the meeting, should you desire to do so.


                                        By Order of the Board of Directors,


                                        /s/ Timothy C. Delmore


                                        Timothy C. Delmore,
                                        SECRETARY

Thief River Falls, Minnesota
July 2, 1999


--------------------------------------------------------------------------------

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY ON THE ENCLOSED PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

--------------------------------------------------------------------------------

                                 ARCTIC CAT INC.
                             601 BROOKS AVENUE SOUTH
                           THIEF RIVER FALLS, MN 56701


                               ------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 AUGUST 5, 1999

                               ------------------


     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of Arctic Cat Inc., a Minnesota corporation (the "Company"), of proxies for the Annual Meeting of Shareholders of the Company to be held at 601 Brooks Avenue South, Thief River Falls, MN 56701, on Thursday, August 5, 1999 at 4:00 p.m. Central Daylight Time, or any adjournment or adjournments thereof. This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about July 2, 1999.

     The Company's Annual Report for the fiscal year ended March 31, 1999, including audited financial statements, is being mailed to shareholders concurrently with this Proxy Statement.

     The total number of shares outstanding and entitled to vote at the meeting as of June 21, 1999 consists of 18,362,775 shares of $.01 par value Common Stock (excluding 7,560,000 shares of Class B Common Stock which do not vote with the Common Stock in the general election of directors; see "Election of Directors"). Each share of Common Stock is entitled to one vote and there is no cumulative voting. Only shareholders of record at the close of business on June 21, 1999 will be entitled to vote at the Annual Meeting. The presence in person or by proxy of holders of a majority of the shares of stock entitled to vote at the Annual Meeting of Shareholders constitutes a quorum for the transaction of business.

     This year, proxies may be sent to the Company using the enclosed proxy card, or by record holders by submitting a proxy by telephone or through the Internet, as permitted by Minnesota law. Shares represented by proxies properly signed, dated and returned, or submitted by telephone or through the Internet, will be voted at the Annual Meeting of Shareholders in accordance with the instructions set forth therein. If a proxy is properly signed, or submitted by telephone or through the Internet, but contains no instructions, the shares represented thereby will be voted FOR the director nominees and at the discretion of the proxyholders as to any other matters which may properly come before the Annual Meeting of Shareholders.

     Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and in tabulating votes cast on proposals presented to shareholders, but as unvoted for purposes of determining the approval of the matter. Consequently, an abstention will have the same effect as a negative vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

     Each proxy may be revoked at any time before it is voted by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company or by attending the Annual Meeting and voting in person. To revoke a proxy previously submitted by telephone or through the Internet, the shareholder could also simply vote again at a later date using the same procedures in which case the later vote will be recorded and the earlier vote revoked. Record holders wishing to vote by telephone or through the Internet should note that they must do so before noon on Wednesday, August 4, 1999. After that time, telephone and Internet voting will not be permitted and a shareholder wishing to vote, or revoke an earlier proxy, must submit a signed proxy card or vote in person.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Pursuant to the Company's Restated Articles of Incorporation, the Board of Directors is divided into three classes of directors, each director serving a three-year term. Each year only one class of directors is subject to a shareholder vote, and, generally, one-third of the directors belong to each class. This year, the Board of Directors is seeking shareholder election of four directors: Mr. John C. Heinmiller, who was appointed to the Board on January 1, 1999, and Messrs. Robert J. Dondelinger, William I. Hagen and Kenneth J. Roering, incumbent directors whose terms expire this year. If elected, Mr. Heinmiller's term will expire in 2001 and Messrs. Dondelinger's, Hagen's and Roering's terms will expire in 2002.

     In addition, in accordance with a Stock Purchase Agreement dated July 18, 1988 between Suzuki Motor Corporation ("Suzuki") and the Company pursuant to which Suzuki purchased 7,560,000 shares (as adjusted for subsequent stock splits) of the Company's Class B Common Stock (constituting all outstanding shares of Class B Common Stock), Suzuki is entitled to elect one member of the Board of Directors.

     The Board of Directors has nominated for election the persons named below. It is intended that proxies will be voted for such nominees. The Company believes that the nominees named below will be able to serve; but should any of them be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board may propose.

     The name and age of the nominees and the other directors and their principal occupations are set forth below, based upon information furnished to the Company by the nominees and directors. Unless otherwise indicated, each of the directors has held their respective identified positions for more than the past five years.

                                                                       DIRECTOR
               NAME, AGE AND PRINCIPAL OCCUPATION                        SINCE
               ----------------------------------                        -----

NOMINATED FOR A TERM ENDING IN 2001:

[PHOTO]        JOHN C. HEINMILLER, 45, Chief Financial Officer and       1999
               Chief Information Officer of St. Jude Medical, Inc.
               (a medical products company) since 1998; President of F3 Corporation (an asset management company) from June 1997 to April 1998; Vice President-Finance of
               Daig Corporation (a medical products company) from March 1995 to May 1997; Vice President-Finance of
               Lifecore Biomedical, Inc. (a medical products company) from October 1991 to February 1995; Director of Lifecore Biomedical, Inc.

NOMINATED FOR A TERM ENDING IN 2002:

[PHOTO]        ROBERT J. DONDELINGER, 63, Co-owner and Chairman of       1983
               the Board of Northern Motors (a General Motors dealership), Thief River Falls, MN.

[PHOTO]        WILLIAM I. HAGEN, 61, Retired; Co-owner and Vice          1983
               President of North Star Transport, Inc. (a nationwide trucking company), Eagan, MN, from its inception to June 1998; owner and operator of a farm in northern
               Minnesota.

[PHOTO]        KENNETH J. ROERING, 57, Professor of Marketing and        1996
               Pillsbury Company -- Paul S. Gerot Chair in Marketing in the Carlson School of Management at the University of Minnesota since 1981; Director of Sheldahl, Inc.,
               TSI, Inc., Transport Corporation of America, Inc. and
               IPI, Inc.

OTHER DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE
  ANNUAL MEETING AND WHOSE TERMS EXPIRE IN 2000:

[PHOTO]        WILLIAM G. NESS, 61, Chairman of the Board of             1983
               Directors of the Company; Director of Northern
               Woodwork (a specialty furniture manufacturer), Thief
               River Falls, MN; Director of Northern State Bank,
               Thief River Falls, MN.

[PHOTO]        GREGG A. OSTRANDER, 46, President and Chief Executive     1995
               Officer of Michael Foods, Inc. (a food processing manufacturer) since 1993; President of Swift-Eckrich
               Prepared Foods Co. (a food manufacturer) from 1985 to
               1993; Director of Michael Foods, Inc. and Celestial
               Seasonings Inc.

DIRECTOR WHOSE TERM OF OFFICE WILL CONTINUE AFTER THE
  ANNUAL MEETING AND WHOSE TERM EXPIRES IN 2001:

[PHOTO]        CHRISTOPHER A. TWOMEY, 51, President and Chief            1987
               Executive Officer of the Company since January 1986;
               executive officer of the Company in various capacities since 1983; Director of The Toro Company since 1997.

DIRECTOR ELECTED BY CLASS B COMMON STOCK:

[PHOTO]        TAKEKAZU KAITO, 52, General Manager of Overseas           1999
               Motorcycle Marketing Department I, Motorcycle
               Division, Suzuki Motor Corporation, Japan, since
               April 1997; Director of Suzuki Motorcycle Pakistan
               Ltd. from 1992 to April 1997.

     VOTE REQUIRED. The affirmative vote of a majority of the shares of Common Stock represented at the meeting in person or by proxy and entitled to vote is required for the election of the nominees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE
NOMINEES.

                         ------------------

     DIRECTOR EMERITUS. Mr. Lowell T. Swenson retired as a director as of last year's Annual Meeting. Recognizing Mr. Swenson's long-standing contributions to the Company and exemplary service throughout his 15-year term as a director, as well as his service in the snowmobile industry for more than thirty years, the Board of Directors determined that the Company would benefit from a continued association with Mr. Swenson and appointed him a Director Emeritus upon his retirement. As a Director Emeritus, Mr. Swenson is invited to attend all Board meetings, but he is not entitled to vote at such meetings and does not have responsibility for the Board's actions. He is also not entitled to compensation paid to outside directors of the Company but is reimbursed out-of-pocket expenses incurred in attending Board meetings and is entitled to indemnification in his role as a Director Emeritus.

     MEETINGS. During fiscal 1999, the Board of Directors met six times and acted once by written action. Each director attended more than 75% of the meetings of the Board of Directors and any committee on which he served.

     BOARD COMMITTEES. The Board has appointed a Compensation Committee, an Audit Committee and a Nominating Committee. The Compensation Committee, which currently consists of Messrs. Dondelinger (Chair), Hagen, Ostrander and Roering, met four times and acted once by written action during fiscal 1999. The Compensation Committee assists in defining the Company's compensation policies and administering its compensation plans, reviews management's recommendations and makes its own recommendations to the Board with respect to officers' and key employees' salaries, bonuses and stock option grants, reviews and approves the Company's retirement plans and employee benefits and reviews management succession plans. The Board of Directors has established a Stock Grant Subcommittee of the Compensation Committee, currently composed of Messrs. Ostrander and Roering, for the purpose of granting awards under the Company's 1989 Stock Option Plan and the 1995 Stock Plan. The Audit Committee, which currently consists of Messrs. Roering (Chair), Dondelinger and Hagen, met twice during the last fiscal year. The Audit Committee reviews and recommends to the Board the independent auditors to be selected, meets with the Company's independent auditors and representatives of management to review the internal and external financial reporting of the Company, reviews the scope of the independent auditors' examination and audit procedures to be utilized, considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments and approves any material non-audit services to be provided by the Company's independent auditors.

     The Nominating Committee, which currently consists of Messrs. Ostrander (Chair), Ness, Roering and Twomey, met four times during the last fiscal year. The primary functions of the Nominating Committee are to review and make recommendations to the Board with respect to the size, composition, retention, tenure and retirement policies of the Board of Directors; determine and recommend to the Board the criteria to be used in evaluating the qualifications of Director candidates; approve the selection process that produces qualified Director candidates; review the qualifications of candidates for Board membership and approve and recommend to the Board of Directors the slate of Director candidates to be proposed for election to the Board of Directors; establish and implement a process for annually evaluating the performance of the Board and provide feed-back to the Board on its performance; review developments in corporate governance pertaining to Board membership and advise the Board on such matters; and establish and maintain a training program for new Directors and programs for improving current Director performance. Upon recommendation of the Nominating Committee, the Board of Directors has established a policy that a Director shall retire as of the Annual Meeting of Shareholders following such Director's 72nd birthday.

     Shareholders wishing to recommend candidates for Board membership should submit the recommendations in writing to the Secretary of the Company at least ninety (90) days prior to the meeting date corresponding to the previous year's Annual Meeting, with the submitting shareholder's name and address and pertinent information about the proposed nominee similar to that set forth for the nominees named herein. The Nominating Committee will consider candidates recommended by shareholders in light of the Committee's established criteria for Director candidates. A shareholder intending to nominate an individual as a Director at an Annual Meeting, rather than recommend the individual to the Company for consideration as a nominee, must comply with the advance notice requirements set forth in the Company's Bylaws. The Company's Bylaws provide that any shareholder entitled to vote generally in the election of Directors may nominate one or more persons for election as Directors provided that such shareholder has provided written notice of such intention to the Secretary of the Company. Such notice must be given not less than sixty (60) days nor more than ninety (90) days prior to the meeting date corresponding to the previous year's Annual Meeting. Shareholders intending to nominate a Director should contact the Company's Secretary for a copy of the relevant procedure.

     REMUNERATION OF DIRECTORS. All non-employee directors other than the representative of Class B Common Stock currently receive $3,750 per quarter, $1,000 per meeting attended in person, $500 per meeting attended telephonically and $500 per committee meeting ($1,000 for committee chair) attended on a date when no regular Board meeting is held, in addition to out-of-pocket expenses incurred on behalf of the Company. In addition, pursuant to the Company's 1995 Stock Plan, each non-employee director automatically receives on the date of election or re-election as a director, or appointment as a director by action of the Board during the period between shareholder meetings, and on the date of each subsequent annual or special shareholder meeting at which action is taken to elect any director if the non-employee director's term is not up for election that year and the non-employee director is serving an unexpired term (provided that the non-employee director has served for at least six months), an option to purchase 6,000 shares of the Company's Common Stock at an option price equal to the fair market value of the Company's Common Stock on the date the option is granted. These options will have terms expiring five years following termination of service as a director and will be exercisable at any time following the date of grant. The 1989 Stock Option Plan and the 1995 Stock Plan also permit granting of additional or alternative options to directors at the discretion of the Board. The director elected by the holder of Class B Common Stock is reimbursed for out-of-pocket expenses incurred on behalf of the Company and does not receive the fees described above.

            EXECUTIVE COMPENSATION AND OTHER INFORMATION


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for fiscal years 1999, 1998 and 1997, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Christopher A. Twomey, the Company's Chief Executive Officer, and to each of the four other most highly compensated executive officers of the Company.

                     SUMMARY COMPENSATION TABLE

                                              ANNUAL                LONG-TERM
                                           COMPENSATION           COMPENSATION
                                       --------------------   --------------------
                                                                    SECURITIES          ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY      BONUS     UNDERLYING OPTIONS(#)   COMPENSATION(1)
-----------------------------  ----    --------    --------   ---------------------   ---------------
Christopher A. Twomey          1999    $225,000    $180,000          70,000               $4,800
 President and Chief           1998     210,000     190,000              --                4,800
 Executive Officer             1997     165,000     180,000          45,000                4,500

Mark E. Blackwell              1999    $130,000    $ 89,300          45,000               $4,500
 Vice President --             1998     120,000      94,000              --                4,800
 Marketing                     1997     106,000      90,000          22,500                4,500

Timothy C. Delmore             1999    $130,000    $ 89,300          45,000               $4,500
 Chief Financial Officer       1998     120,000      94,000              --                4,800
 and Secretary                 1997     106,000      90,000          22,500                4,500

Ronald G. Ray                  1999    $130,000    $ 89,300          45,000               $4,500
 Vice President --             1998     120,000      94,000              --                4,800
 Manufacturing                 1997     106,000      90,000          22,500                4,500

Ole E. Tweet                   1999    $120,000    $ 85,000          45,000               $4,431
 Vice President --             1998     112,000      88,000              --                4,800
 New Product Development       1997     103,000      78,000          22,500                4,500

------------------
(1) Represents amount contributed by the Company to the individual's 401(k) retirement plan account.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with each of its executive officers which provide, among other things, for a lump-sum cash severance payment to each such executive equal to approximately three times the executive's average annual compensation over the preceding five years plus certain fringe benefits under certain circumstances following a "change in control" of the Company. In general, a "change in control" would occur when there has been any change in the controlling persons reported in the Company's proxy statement, when 20% or more of the Company's outstanding voting stock is acquired by any person, when current members of the Board of Directors or their successors elected or nominated by such members cease to constitute at least 75% of the Board of Directors, when the Company merges or consolidates with or sells substantially all its assets to any person or entity, or when the Company's shareholders approve a plan of liquidation or dissolution of the Company. The employment agreements also prohibit disclosure of confidential information concerning the Company and require disclosure and assignment of inventions, discoveries and other works relating to the executive's employment. If a "change in control" had occurred at the end of fiscal 1999 and the executive's employment was terminated, the following executive officers would have received the amounts indicated, which includes deemed compensation during the preceding five years from the exercise of stock options: Mr. Twomey, $1,150,000; Mr. Blackwell, $600,000; Mr. Delmore, $601,000; Mr. Ray, $596,000; and Mr. Tweet, $467,000.

     The Company has also entered into employment agreements with each of its executive officers pursuant to which they will receive upon termination of employment, other than by the Company for "cause," for a twelve-month period,
(i) with respect to Mr. Twomey, an amount equal to his average annual cash compensation over the five-year period immediately preceding the date of termination plus $105,000, and with respect to the other executive officers, an amount equal to their average annual salary over the three-year period immediately preceding the date of termination, and (ii) the employee benefits received prior to termination. The employment agreements also restrict each executive officer from certain competitive employment following termination and prohibit disclosure of confidential information concerning the Company. If the named executive officers had been terminated at the end of the last fiscal year for a reason other than cause, they would have received the following amounts pursuant to the employment agreements: Mr. Twomey, $432,500; Mr. Blackwell, $119,000; Mr. Delmore; $119,000; Mr. Ray, $119,000; and Mr. Tweet, $112,000.

STOCK OPTIONS

     The following table contains information concerning individual grants of stock options during the last fiscal year.


                  OPTION GRANTS IN LAST FISCAL YEAR

                                                    INDIVIDUAL GRANTS
                           -------------------------------------------------------------------
                                      PERCENT OF TOTAL                  MARKET
                           OPTIONS   OPTIONS GRANTED TO                  PRICE                     GRANT DATE
                           GRANTED      EMPLOYEES IN       EXERCISE    ON GRANT     EXPIRATION    PRESENT VALUE
NAME                        (#)(1)       FISCAL YEAR       PRICE($)     DATE($)        DATE          ($)(2)
----                       -------   ------------------    --------    --------     ----------    -------------
Christopher A. Twomey      70,000           21%               9.63        9.63        8/6/08         278,873
Mark E. Blackwell          45,000           14%               9.63        9.63        8/6/08         179,276
Timothy C. Delmore         45,000           14%               9.63        9.63        8/6/08         179,276
Ronald G. Ray              45,000           14%               9.63        9.63        8/6/08         179,276
Ole E. Tweet               45,000           14%               9.63        9.63        8/6/08         179,276

------------------
(1) Becomes exercisable with respect to one-third of the shares of Common Stock subject to the option on August 6, 2000, 2001 and 2002.

(2) Based upon the Black-Scholes valuation method. Assumptions used include an expected term of eight years, risk-free interest rate of 6.2%, dividend yield of 2% and historical volatility of 35%.

     The following table contains information concerning the exercise of options during fiscal 1999 and the value of options previously granted under the Company's Stock Option Plans which were held by the named individuals at the end of the last fiscal year.

                          FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED              IN-THE-MONEY
                           SHARES                         OPTIONS AT FY-END(#)           OPTIONS AT FY-END(1)
                          ACQUIRED          VALUE     ----------------------------   ----------------------------
NAME                   ON EXERCISE(#)   REALIZED($)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                   --------------   -----------   -----------    -------------   -----------    -------------
Christopher A. Twomey      49,950         199,800       225,731         115,000        $335,097        $41,500
Mark E. Blackwell              --              --       101,678          45,000        $ 35,685        $13,950
Timothy C. Delmore             --              --        92,378          52,500        $ 52,698        $17,250
Ronald G. Ray                  --              --        99,428          45,000        $ 87,975        $13,950
Ole E. Tweet                   --              --        94,028          45,000        $ 32,949        $13,950

------------------
(1) Based on a market price of $9.94 per share of Common Stock on March 31, 1999.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives are generally made by the four-member Compensation Committee of the Board consisting of Messrs. Dondelinger, Hagen, Ostrander and Roering. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers were during fiscal 1999 and will in fiscal 2000 be reviewed by the full Board. Pursuant to SEC rules designed to enhance disclosure of companies' policies with regard to executive compensation, set forth below is a report submitted by the Compensation Committee addressing the Company's compensation policies for fiscal 1999 as they affect Mr. Twomey and Messrs. Blackwell, Delmore, Ray and Tweet, the four executive officers other than Mr. Twomey who, for fiscal 1999, were the Company's most highly paid executive officers whose compensation exceeded $100,000 (collectively with Mr. Twomey, the "Named Executives"). The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

     COMPENSATION PHILOSOPHY. The Compensation Committee's executive compensation policies are designed to reflect three basic objectives: payment for performance; attraction and retention of executives who contribute to the long-term success of the Company; and alignment of the interests of management with those of shareholders.

     BASE PAY. The Compensation Committee annually reviews each officer's salary, including those of the Named Executives. In determining appropriate base salary levels, the Compensation Committee considers levels of responsibility, experience, internal equity, and external pay practices. With respect to external pay practices, the Compensation Committee compares the base salary paid by the Company to national surveys of manufacturing companies, which include a strong representative sample of Midwestern companies, and to compensation paid by companies manufacturing similar products in the same geographic location. The Company attempts to maintain base salary levels at approximately the 50th percentile according to the national surveys, a level which it believes allows it to attract and retain strong executive talent and still emphasizes corporate and individual performance which it recognizes through annual incentive awards. Base salaries for the Named Executives were increased in fiscal 1999 to better align base salary levels with the base salary level paid executives of comparable companies, while retaining the Compensation Committee's philosophy of emphasizing incentive compensation.

     ANNUAL INCENTIVE AWARDS. Each executive is eligible to receive annual cash incentive awards based on corporate and individual performance. It is the Compensation Committee's belief that placing a potentially large portion of an executive's total compensation at risk, based on corporate and individual performance, is the best way to focus attention on the short and long-term goals of the Company and encourage high levels of performance from each executive. By focusing on both corporate and individual goals, team work is encouraged. Individual incentive awards for all executives are based on the Compensation Committee's assessment of overall Company performance and each individual's contribution. Compensation comparisons are made with peer-company executives through national surveys and individual incentive awards are made such that when added to base salary, total cash compensation reflects corporate and individual performance and is consistent with the total cash compensation according to the national surveys. Incentive payments for fiscal 1999 reflected the Company's policy on incentive compensation and the Company's financial performance in fiscal 1999.

     LONG-TERM INCENTIVES. Aligning the interests of management with those of shareholders is accomplished through longer term incentives directly related to the improvement in long-term shareholder value. The Compensation Committee believes this is accomplished with the award of stock options to the Named Executives and other key personnel. Stock options are awarded periodically consistent with the Company's objective to include in total compensation a long-term equity interest for executive officers, with greater opportunity for reward if long-term performance is sustained. Stock options have value for the executive officers only if the price of the Company's stock appreciates in value from the date of grant. Shareholders also benefit from such stock price appreciation. The Compensation Committee believes that stock options encourage and reward effective management which, in turn, results in the long-term corporate financial success as measured by stock price appreciation.

     OTHER COMPENSATION PROGRAMS. The Company maintains certain broad based employee benefit plans in which its executive officers, including the Named Executives, have been permitted to participate, including retirement, life, and health insurance plans. The Company's retirement plan is a 401(k) plan which allows all eligible employees to make pre-tax contributions and in which the Company matches employee contributions in an amount equal to the employee's contribution up to a maximum of 3% of the employee's base salary.

     MR. TWOMEY'S FISCAL 1999 COMPENSATION. Mr. Twomey's base pay for fiscal 1999, which was determined on the same basis as the other Named Executives, was $225,000 which is at the low end of the target range for base pay set by the Compensation Committee. In evaluating the Company's overall performance in order to determine Mr. Twomey's annual incentive award, the Compensation Committee considered the Company's financial performance for fiscal 1999 and Mr. Twomey's individual contribution. The Compensation Committee paid Mr. Twomey $180,000 as an incentive award, reflecting the Compensation Committee's review of the Company's financial performance in fiscal 1999, Mr. Twomey's aggregate compensation and competitive compensation practices.

                     SUBMITTED BY THE COMPENSATION COMMITTEE
                       OF THE COMPANY'S BOARD OF DIRECTORS

Robert J. Dondelinger            William I. Hagen            Gregg A. Ostrander
                                Kenneth J. Roering

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As described below, Messrs. Dondelinger and Hagen, directors and members of the Compensation Committee of the Board, had relationships in fiscal 1999 with entities which engaged in certain transactions with the Company which require disclosure. See "Certain Transactions."

CERTAIN TRANSACTIONS

     Since the Company first began production in August 1983, it has purchased all engines for its products from Suzuki pursuant to contracts which are renewed annually and which stipulate price and general terms of delivery of engines. During the last fiscal year, the Company paid Suzuki approximately $91,724,000 for engines. Terms of the agreement were, and renewal rates are, the subject of arms-length negotiation on terms no less favorable to the Company than the Company could otherwise obtain.

     During the last fiscal year, the Company engaged North Star Transport, Inc. ("North Star"), a corporation for which Mr. Hagen, a director of the Company, was a director, executive officer and principal shareholder until July 1, 1998, for freight hauling services. As of that date, North Star was acquired by Transport Corporation of America, Inc. ("Transport America"), in Eagan, MN. Mr. Roering, a director of the Company, is also a director of Transport America. Mr. Hagen owns approximately 6.7% of Transport America's outstanding common stock. During fiscal 1999, the Company paid North Star and Transport America approximately $4,782,000. The rates charged were, and will continue to be, the subject of arms-length negotiation on terms no less favorable to the Company than the Company could otherwise obtain.

     During the last fiscal year, the Company purchased wiring harnesses from Itasca Bemidji, Inc. ("IBI"), a company in which Mr. Ness, a director of the Company, owns approximately 15% of the outstanding stock. During the last fiscal year, the Company paid IBI approximately $2,463,000 for harnesses. The prices paid by the Company were, and will continue to be, the subject of arms-length negotiation on terms no less favorable to the Company than the Company could otherwise obtain. During the last fiscal year, the Company also purchased components from May Corporation, a company in which Mr. Ness is a director, and paid approximately $304,000 for such components.

     During the last fiscal year, the Company purchased certain vehicles from Northern Motors, a General Motors dealership in which Mr. Dondelinger, a director of the Company, is Co-Owner and Chairman of the Board. During the last fiscal year, the Company paid Northern Motors approximately $211,000 for vehicles. The prices paid by the Company were, and will continue to be, the subject of arms-length negotiation on terms no less favorable to the Company than the Company could otherwise obtain.

PERFORMANCE GRAPH

     In accordance with the rules of the Securities and Exchange Commission, the following performance graph compares performance of the Company's Common Stock on the Nasdaq National Market to the S&P 500 Index and to the Automotive Index (indicated below as the "Peer Group Index") prepared by Media General Financial Services ("Media General"). Media General advised the Company that as a result of an internal restructuring of its industry group classification system in 1998, Media General no longer supports the peer group index prepared for the Company in prior years (the Recreational and Luxury Product Index), and that figures for that index are no longer available. The Company is now categorized in a similar industry group -- Automotive. The graph compares on an annual basis the cumulative total shareholder return on $100 invested on March 31, 1994, and assumes reinvestment of all dividends and has been adjusted to reflect stock splits. The performance graph is not necessarily indicative of future investment performance.


                               [PLOT POINTS CHART]

                                                          MARCH 31,
                            ---------------------------------------------------------------------
                               1994        1995        1996        1997        1998        1999
                            ---------    --------    --------    --------    --------    --------
Arctic Cat Inc. ..........  $  100.00    $  91.90    $  61.69    $  63.17    $  60.98    $  66.79
Peer Group Index .........     100.00       96.24      115.12      124.55      163.58      179.12
S&P 500 Index ............     100.00      115.57      152.67      182.94      270.74      320.72

     The performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the 1933 Act or the 1934 Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

                      BENEFICIAL OWNERSHIP OF CAPITAL STOCK

     The following table presents information provided to the Company as to the beneficial ownership of the Company's capital stock as of June 11, 1999 by (i) the only shareholders known to the Company to hold 5% or more of such stock,
(ii) each of the directors and Named Executives of the Company and (iii) all directors and officers as a group. Unless otherwise indicated, all shares represent sole voting and investment power.

                                                                        PERCENT OF           PERCENT OF
                                                CAPITAL STOCK       OUTSTANDING SHARES   OUTSTANDING SHARES
BENEFICIAL OWNERS                           BENEFICIALLY OWNED(1)     OF COMMON STOCK     OF CAPITAL STOCK
-----------------                           ---------------------   ------------------   ------------------
Suzuki Motor Corporation .................        7,560,000                   0%                29.2%
 Hamamatsu-Nishi
 P.O. Box 1, 432-91
 Hamamatsu, Japan

State of Wisconsin Investment Board ......        2,552,000(2)             13.9%                 9.8%
 P.O. Box 7842
 Madison, WI 53707

William G. Ness ..........................          165,900(3)               *                    *
Christopher A. Twomey ....................          425,913(3)              2.3%                 1.6%
Robert J. Dondelinger ....................          204,912(3)              1.1%                  *
William I. Hagen .........................          340,991(3)              1.9%                 1.3%

Takekazu Kaito ...........................                0(4)                0                    0
Gregg A. Ostrander .......................           25,000(3)               *                    *
Kenneth J. Roering .......................           19,000(3)               *                    *
John C. Heinmiller .......................            6,000(3)               *                    *

Mark E. Blackwell ........................          126,145(3)               *                    *
Timothy C. Delmore .......................          149,286(3)               *                    *
Ronald G. Ray ............................          122,378(3)               *                    *
Ole E. Tweet .............................          246,863(3)              1.3%                  *

All Directors and Officers                        2,099,618(3)(4)          10.8%                 7.8%
  as a Group (13 persons) ................

-----------------------
 * Less than 1%.

(1) All outstanding shares of capital stock are Common Stock except shares held by Suzuki which are all Class B Common Stock. See "Election of Directors."

(2) Based on information included in a Schedule 13G filed with the Securities and Exchange Commission.

(3) Includes the following number of shares purchasable by the indicated individuals and group within 60 days from the date hereof pursuant to the exercise of outstanding stock options: Mr. Ness, 41,678; Mr. Twomey, 249,064; Mr. Dondelinger, 41,721; Mr. Hagen, 41,721; Mr. Ostrander, 24,000
     shares; Mr. Roering, 18,000 shares; Mr. Heinmiller, 6,000 shares; Mr. Blackwell, 116,678; Mr. Delmore, 108,757; Mr. Ray, 114,428; Mr. Tweet,
     109,028; and all directors and officers as a group, 1,030,103. Also, Mr. Hagen's shares include 11,037 shares owned by Mr. Hagen's wife, the beneficial ownership of which he disclaims.

(4)  Excludes shares held by Suzuki Motor Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon its review of Forms 3, 4 and 5 and any amendments thereto furnished to the Company pursuant to Section 16 of the 1934 Act, the Company believes all of such forms were filed on a timely basis by reporting persons during fiscal year ended March 31, 1999, except that Messrs. Ness, Hagen, Dondelinger, Ostrander and Roering filed a late Form 5 for automatic director grants.


                                    AUDITORS

     Grant Thornton LLP, independent public accountants, were the auditors for the Company for fiscal 1999. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions. As of the date hereof, no auditing firm has been formally selected for fiscal 2000 since the Board of Directors has historically made such formal selection in conjunction with the Annual Meeting of Shareholders.


                              SHAREHOLDER PROPOSALS

     The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to a company, to present proposals for shareholder action in a company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by corporate action in accordance with the proxy rules. The Company's Annual Meeting of Shareholders for the fiscal year ended March 31, 2000 is expected to be held on or about August 3, 2000 and proxy materials in connection with that meeting are expected to be mailed on or about June 26, 2000. Shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before March 1, 2000. In addition, if the Company receives notice of a separate shareholder proposal before May 7, 2000 or after June 6, 2000, such proposal will be considered untimely pursuant to the Company's Bylaws and Rules 14a-4 and 14a-5(e), and the persons to be named as proxies solicited by the Board of Directors of the Company for its 2000 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal. See also "Other Matters" below.


                          METHOD OF PROXY SOLICITATION

     The entire cost of preparing, assembling, printing and mailing the Notice of Annual Meeting of Shareholders, this Proxy Statement, the proxy itself, and the cost of soliciting proxies relating to the meeting will be borne by the Company. In addition to use of the mail, proxies may be solicited by officers, directors and other regular employees of the Company by telephone, telegraph or personal solicitation, and no additional compensation will be paid to such individuals. The Company will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses incurred in mailing proxy material to their principals.


                                  OTHER MATTERS

     The Company's Bylaws provide that certain requirements be met in order that business may properly come before the shareholders at the Annual Meeting. Among other things, shareholders intending to bring business before the Annual Meeting must provide written notice of such intent to the

Secretary of the Company. Such notice must be given not less than 60 days nor more than 90 days prior to the meeting date corresponding with the previous year's Annual Meeting. Shareholders desiring to bring matters for action at an Annual Meeting should contact the Company's Secretary for a copy of the relevant procedure. Since no such notice was received with respect to this year's Annual Meeting, no shareholders may bring additional business before the meeting for action.

     The Annual Report of the Company for the past fiscal year is enclosed herewith and contains the Company's financial statements for the fiscal year ended March 31, 1999. A copy of Form 10-K, the annual report filed by the Company with the Securities and Exchange Commission will be furnished without charge to any shareholder who requests it in writing from the Company, at the address noted on the first page of this Proxy Statement.

     The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting. If, however, other business shall properly come before the meeting, the persons in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with their judgment in the best interest of the Company.

                                        By Order of the Board of Directors,


                                        /s/ Timothy C. Delmore


                                        Timothy C. Delmore,
                                        SECRETARY

                                 ARCTIC CAT INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                       THURSDAY, AUGUST 5, 1999 4:00 P.M.

                                 ARCTIC CAT INC.
                             601 BROOKS AVENUE SOUTH
                           THIEF RIVER FALLS, MN 56701



ARCTIC CAT INC.
601 BROOKS AVENUE SOUTH
THIEF RIVER FALLS, MN 56701                                                PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON AUGUST 5, 1999 OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

The shares of stock of Arctic Cat Inc. you hold will be voted as you specify below.

By signing the proxy, you revoke all prior proxies and appoint William G. Ness and Christopher A. Twomey as proxies (each with the power to act alone and with the power of substitution and revocation) to vote your shares as you designate on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.




                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                                            --------------------
                                                            COMPANY #
                                                            CONTROL #
                                                            --------------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD. TELEPHONE AND INTERNET VOTING ARE PERMITTED UNDER MINNESOTA LAW.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

* Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
* You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
*   Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- http://www.eproxy.com/acat/ -- QUICK *** EASY *** IMMEDIATE

*   Use the Internet to vote your proxy 24 hours a day, 7 days a week.
* You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Arctic Cat Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.




      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

                       [ARROW] PLEASE DETACH HERE [ARROW]




              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

1.  Election of directors:   01 John C. Heinmiller        03 William I. Hagen
                             02 Robert J. Dondelinger     04 Kenneth J. Roering

                                                           [ ] Vote FOR        [ ] Vote WITHHELD
                                                               all nominees        from all nominees
                                                           _________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY      |                                         |
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S)  |_________________________________________|
IN THE BOX PROVIDED TO THE RIGHT.)

2.  The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED
FOR EACH PROPOSAL AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTERS WHICH MAY PROPERLY COME
BEFORE THE MEETING.

Address Change? Mark Box [ ]
Indicate changes below:
                                                           Date _____________________________, 1999

                                                            _________________________________________
                                                           |                                         |
                                                           |_________________________________________|

                                                           Signature(s) in Box
                                                           Please sign exactly as your name(s) appear
                                                           on Proxy. If held in joint tenancy, all
                                                           persons must sign. Trustees,
                                                           administrators, etc., should include title
                                                           and authority. Corporations should provide
                                                           full name of corporation and title of
                                                           authorized officer signing the proxy.